UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2005

TERRA INDUSTRIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-8520	52-1145429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre

600 Fourth Street, P.O. Box 6000

Sioux City, Iowa 51102-6000

(712) 277-1340

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the approval of the Board of Directors of Terra Industries Inc., a Maryland corporation (the “Company”), supplemental changes to, and the restatement of, the Company’s corporate charter (the “Charter”), and the amendment and restatement of the Company’s Bylaws, became effective on August 3, 2005.

The supplemental changes to the Company’s Charter, as reflected in two Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland (“SDAT”), consist of the retirement of the Company’s Trust Shares, none of which are outstanding, and the corresponding reduction in the number of authorized shares of the Company by the number of Trust Shares retired, and the reclassification by the Board of Directors of the Company of the Company’s Series B Cumulative Redeemable Preferred Shares as Common Shares of the Company. All of the Company’s Trust Shares were previously redeemed and the Charter prohibits the reissuance of any of the Trust Shares. Under Maryland law, where the charter of a corporation prohibits reissuance of acquired shares, the acquired shares are retired and the authorized number of shares of the corporation are reduced by the number of shares so acquired upon the filing with SDAT of articles supplementary.

These supplemental changes, as well as the previous reclassification by the Board of Directors of the Company’s Class A Common Shares as Common Shares of the Company, are reflected in Articles of Restatement filed with the SDAT subsequent to the filing of the Articles Supplementary described above, by the omission from the Articles of Restatement of all provisions relating solely to the Company’s Trust Shares, Class A Common Shares and Series B Cumulative Redeemable Preferred Shares. Under Maryland law, articles of restatement may omit all provisions which relate solely to a class of stock if, at the time: (i) there are no shares of the class outstanding and (ii) the corporation has no authority to issue any shares of the class. None of the Company’s Trust Shares, Class A Shares or Series B Cumulative Redeemable Preferred Shares are outstanding, and by virtue of the reclassification of the Class A Common Shares and the Series B Cumulative Redeemable Preferred Shares as Common Shares of the Company, and the retirement of the Trust Shares and the corresponding reduction in the authorized number of shares of the Company, the Company has no authority to issue any of such reclassified or retired shares.

In addition to omitting all provisions of the Charter relating to the reclassified or retired shares, the Articles of Restatement restate the Company’s Charter in a single, user-friendly document that includes every charter provision currently in effect (including, but not limited to, the terms of the Company’s 4.25% Series A Cumulative Convertible Perpetual Preferred Shares). The Articles of Restatement do not contain any substantive amendments to the Company’s Charter, and approval by the stockholders of the Company of the Articles of Restatement was not required. Copies of the two Articles Supplementary and the Articles of Restatement of the Company are filed as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The amendments to the Company’s Bylaws, as set forth in the Amended and Restated Bylaws, include, among other things, the following: (i) an amendment to Section 2.02 to provide that a stockholder requested special meeting of stockholders need be called only upon the written request of stockholders entitled to cast at least a majority of all votes entitled to be cast at such special meeting (prior to the amendment, a stockholder-requested special meeting was required to be called upon the written request of stockholders entitled to cast 25% of all votes entitled to be cast at such special meeting); (ii) an amendment to Section 2.02 to provide that the Board of Directors shall have the sole power to fix the record date for determining stockholders’ entitled to request a special meeting of stockholders and the record date for determining the stockholders entitled to notice of, and to vote at, such special meeting; (iii) the deletion of Section 2.08 which contained a requirement that a list of stockholders be prepared prior to each meeting of stockholders; (iv) the addition of new Section 2.10 which requires advance notice to the Company of nominations by stockholders of persons for election as directors and proposals by stockholders of matters to be considered at meetings of stockholders; (v) an expansion of the Company’s limited exemption from the Maryland Control Share Acquisition Act (contained in new Section 2.11 of the Amended and Restated Bylaws) so that the Company is now fully exempt from such statute; (vi) an amendment to Section 4.01 to provide that committees of the Board of Directors may be composed of one or more directors (rather than two or more directors); and (vii) the addition of new Article VII which contains provisions similar to provisions already contained in the Charter requiring the Corporation to indemnify its officers and directors to the maximum extent permitted by Maryland law.

A copy of the Amended and Restated Bylaws of the Company is filed as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

3.1	Articles Supplementary of Terra Industries Inc. relating to the retirement of the Company’s Trust Shares.

3.2	Articles Supplementary of Terra Industries Inc. relating to the reclassification of the Company’s Series B Cumulative Redeemable Preferred Shares as Common Shares.

3.3	Articles of Restatement of Terra Industries Inc. restating the Charter of the Company.

3.4	Amended and Restated Bylaws of Terra Industries Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ Mark A. Kalafut
Mark A. Kalafut
Vice President, General Counsel and Corporate Secretary

Date: August 3, 2005

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